Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
Chromcraft Revington, Inc.
We consent to the incorporation by reference in Registration Statement (No. 033-48728) on Form S-8 of Chromcraft Revington, Inc. of our report dated March 31, 2010, relating to our audit of the financial statements, which appear in this Annual Report on Form 10-K of Chromcraft Revington, Inc. for the year ended December 31, 2009.
/s/ McGladrey & Pullen, LLP
Schaumburg, Illinois
March 31, 2010